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Exhibit 23.14

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 18, 2014, with respect to the consolidated balance sheet of Foundation CA Fund VII Manager, LLC at June 12, 2014, included in the Registration Statement on Form S-1 and related Prospectus of Sol-Wind Renewable Power, LP for the registration of common units representing limited partnership interests.

/s/ Ernst & Young LLP
Hartford, Connecticut
December 18, 2014

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  Exhibit 23.14
Consent of Independent Auditors